GOPHER PROTOCOL TECHNOLOGY OVERVIEW Danny Rittman PhD CTO

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t Gopher Protocol, Inc. (“GOPH”) specializes in development of innovative integrated circuits (ICs) for IoT/mobile and AI domains. IoT/Mobile and Artificial Intelligence TECH

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t Gopher has developed a new state-of-the-art microchip technology, called GopherInsight™that is targeted to be installed within IoT/Mobile devices. GopherInsight™ microchips communicate with each other via private, secured communication protocol, providing powerful computing power, vast database management/sharing functionalities and more. GopherInsight™Microchip Our CORE Technology

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t Gopher has developed a powerful Artificial Intelligence technology, called Avant! AI that is targeted to govern Gopher’s Technology. Avant! AIis targeted to manage Gopher’s applications in the communication, security and vast database arenas. Avant! AI is a new paradigm Our CORE Technology (Cont.)

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t Avant! AI –Competitive Features x RNN (Recurrent Neural Network) –Newer Tech x Real Time performance –Pico-Seconds x Comprehensive knowledge algorithm x Dynamic cognitive x Self learning/adapting 24/7 x Applications: Agents, Autonomous systems, MESH, Expert agent, Military/Security, data management and more. Cognitive, Self learning/Adapting

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t GuardianORB, gMESH, Avant! AI Completed systems gMESH GuardianORBPet Tracker Avant! AI

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t Guardian Patch, gMESH5G, Avant! US Upcoming systems gMESH–5G The Guardian Patch Tracker Avant! AI -Unsupervised

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t gi5G, Guardian Watch, Guardian Communicator Upcoming systems (Cont.) Guardian Watch Guardian Communicator GopherInsight-5G

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t gNETCommunication Protocol x Over conventional networks x Over Gopher’s Radio x 1024 bit + Honey Encryption x AI controlled x Breach alert, isolation & Fix x Comm. Pattern Self learning 24/7 x Vast Data handling x Database segmentation gNET–Gopher Private Comm. Protocol

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t Gopher Protocol Robotics Robotics Research x Image recognition x GEO location & Tracking x Autonomous operations x Expert Agent (General, Medicine, Etc.) x Security & Privacy x MESH Network control x Vast Data handling x 5G Management

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t Gopher Protocol Robotics Robotics Research (Cont.) x Perception –Analysis Depth x Advanced semantic analysis x Summarizing new approach x Real Time, Fast! x Vast bandwidth control (5G) x Independent self learning x Self upgradable

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THANK YOU

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